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                                                                EXHIBIT  a(2)(d)


                          AIM INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         AIM INTERNATIONAL FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of common stock which the Corporation shall have the authority to issue from 4,000,000,000 to 6,000,000,000 with a par value of $.001 each.

         SECOND: Immediately prior to the filing of these Article Supplementary, the Corporation had authority to issue 4,000,000,000 shares with a par value of $.001 each. Of the 4,000,000,000 shares:

                  (a) two hundred million (200,000,000) shares were classified as AIM International Equity Fund Class A Shares, two hundred million (200,000,000) shares were classified as AIM Global Aggressive Growth Fund Class A Shares, two hundred million (200,000,000) shares were classified as AIM Global Growth Fund Class A Shares, two hundred million (200,000,000) shares were classified as AIM Global Income Fund Class A Shares, two hundred million (200,000,000) shares were classified as AIM Asian Growth Fund Class A Shares and two hundred million (200,000,000) shares were classified as AIM European Development Fund Class A Shares;

                  (b) two hundred million (200,000,000) shares were classified as AIM International Equity Fund Class B Shares, two hundred million (200,000,000) shares were classified as AIM Global Aggressive Growth Fund Class B Shares, two hundred million (200,000,000) shares were classified as AIM Global Growth Fund Class B Shares, two hundred million (200,000,000) shares were classified as AIM Global Income Fund Class B Shares, two hundred million (200,000,000) shares were classified as AIM Asian Growth Fund Class B Shares, and two hundred million (200,000,000) shares were classified as AIM European Development Fund Class B Shares;

                  (c) two hundred million (200,000,000) shares were classified as AIM International Equity Fund Class C Shares, two hundred million (200,000,000) shares were classified as AIM Global Aggressive Growth Fund Class C Shares, two hundred million (200,000,000) shares were classified as AIM Global Growth Fund Class C Shares, two hundred million (200,000,000) shares were classified as AIM Global Income Fund Class C Shares, two hundred million (200,000,000) shares were classified as AIM Asian Growth Fund Class C Shares, and two hundred million (200,000,000) shares were classified as AIM European Development Fund Class C Shares; and

                  (d) 400,000,000 shares were unclassified.

         THIRD: All the shares of common stock of the Corporation, both classified and unclassified, collectively had an aggregate par value of $4,000,000.


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         FOURTH: As of the filing of these Articles Supplementary, the
Corporation shall have the authority to issue 6,000,000,000 shares with a par value of $.001. Of each of the 6,000,000,000 shares:

                  (a) four hundred million (400,000,000) shares are classified as AIM International Equity Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Global Growth Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Global Income Fund Class A Shares, two hundred million (200,000,000) shares are classified as AIM Asian Growth Fund Class A Shares and two hundred million (200,000,000) shares are classified as AIM European Development Fund Class A Shares (which classified shares shall be referred to herein collectively as "Class A Shares," and holders of such Class A Shares shall be referred to herein as "Class A Shareholders");

                  (b) two hundred million (200,000,000) shares are classified as AIM International Equity Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Global Growth Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Global Income Fund Class B Shares, two hundred million (200,000,000) shares are classified as AIM Asian Growth Fund Class B Shares, and two hundred million (200,000,000) shares are classified as AIM European Development Fund Class B Shares (which classified shares shall be referred to herein collectively as the "Class B Shares," and holders of such Class B Shares shall be referred to herein as "Class B Shareholders");

                  (c) two hundred million (200,000,000) shares are classified as AIM International Equity Fund Class C Shares, two hundred million (200,000,000) shares are classified as AIM Global Aggressive Growth Fund Class C Shares, two hundred million (200,000,000) shares are classified as AIM Global Growth Fund Class C Shares, two hundred million (200,000,000) shares are classified as AIM Global Income Fund Class C Shares, two hundred million (200,000,000) shares are classified as AIM Asian Growth Fund Class C Shares, and two hundred million (200,000,000) shares are classified as AIM European Development Fund Class C Shares (which classified shares shall be referred to herein collectively as the "Class C Shares," and holders of such Class C Shares shall be referred to herein as "Class C Shareholders"); and

                  (d) 2,200,000,000 shares are unclassified.

         FIFTH: Unissued shares of common stock (both classified and unclassified) may be classified and reclassified by the Board of Directors.

         SIXTH: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $6,000,000.

         SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.


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         EIGHTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B Shares as set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

         NINTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class C Shares are set forth in ARTICLE FIFTH, paragraph (b) of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

         TENTH: The Board of Directors of the Corporation has authorized the additional shares and classified the shares of AIM Asian Growth Fund, AIM European Development Fund, AIM Global Aggressive Growth Fund, AIM Global Growth Fund, AIM Global Income Fund and AIM International Equity Fund, under authority contained in the Charter of the Corporation in accordance with Section 2-105(c) of Maryland General Corporate Law.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, AIM INTERNATIONAL FUNDS, INC. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on June 9, 1999.


                                           AIM INTERNATIONAL FUNDS, INC.

Witness:

 /s/ LISA A. MOSS                          By: /s/ ROBERT H. GRAHAM
-----------------                             ---------------------
Assistant Secretary                                  President


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